UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27212	33-0618093
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02(b) Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

At our 2004 Annual Meeting of Stockholders held on September 10, 2004 (the “Annual Meeting”), our stockholders approved our 2004 Stock Incentive Plan (the “2004 Plan”) by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The 2004 Plan states that it becomes effective upon its approval by our stockholders. We previously reported the material terms and conditions of the 2004 Plan in the definitive proxy statement that we filed with the Securities and Exchange Commission on August 6, 2004. A copy of the 2004 Plan was included as Appendix C to the definitive proxy statement.

Item  3.02 Unregistered Sales of Equity Securities.

On September 10, 2004, we granted stock options under the 2004 Plan to 19 employees who are not executive officers. These employees hold key positions throughout our company, and we believe that the retention of these employees is essential to our continued growth and success. A majority of these employees are in sales or the customer service area. The stock options provide for the purchase of an aggregate of 699,000 shares of our common stock at an exercise price of $2.72 per share. The terms of these stock options provide that they cannot be exercised until they vest over our standard four-year vesting term and until we file a registration statement on Form S-8 to register these stock options.

Item 5.02(b) Departure of Directors or Principal Officers; Election of Officers; Appointment of Principal Officers.

As we previously reported in the definitive proxy statement that we filed with the Securities and Exchange Commission on August 6, 2004, prior to the Annual Meeting Robert F. Byrnes decided not to stand for reelection at the Annual Meeting.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
September 13, 2004	By:	/s/ William J. Nydam
William J. Nydam
President & Chief Operating Officer